Exhibit 5.1

David Lubin & Associates, PLLC

26 East Hawthorne Avenue

Valley Stream, NY 11580

(516) 887-8200

david@dlubinassociates.com

August 8, 2008

Identica Holdings Corporation

3825 Henderson Blvd., Suite 605A

Tampa, FL 33629

Re:

Registration Statement on Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as counsel to Identica Holdings Corporation (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale of (i) 4,265,822 shares of common stock, par value $0.001 per share, of the Company, which are issued and outstanding and held by persons who are shareholders of the Company (the “Selling Security Holders’ Shares”); (ii) 2,024,572 shares of common stock, par value $0.001 per share, that are issuable upon the exercise of Warrants (the  shares so issuable, the “Warrant Shares”); and (iii) 2,276,000 shares of common stock, par value $0.001 per share, that are issuable following the conversion of 8% Convertible Notes (the shares so issuable, the “Conversion Shares”).

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Selling Security Holders’ Shares, which are currently issued and outstanding, are validly issued, fully paid and non-assessable.

2.

The Warrant Shares that may be issued upon exercise of the Warrants will be validly issued, fully paid and non-assessable, when issued in accordance with the terms of the Warrants.

3.

The Conversion Shares that may be issued upon conversion of the Notes will be validly issued, fully paid and non-assessable, when issued in accordance with the terms of the 8% Convertible Notes.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Nevada Revised Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

               /s/ David Lubin & Associates, PLLC

DAVID LUBIN & ASSOCIATES, PLLC

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